Exhibit 14.3

云南唯真律师事务所 Yunnan Weizhen Law Offices

云南唯真律师事务所

Yunnan Weizhen Law Offices

Add: Room 302, E Building of Baijilong Square, Kunming,

Yunnan, China 650000

Tel: 86-871-63638368

Fax: 86-871-63638368

E-mail: yxnie@ymail.com

September 15, 2017

Dear Sirs or Madams:

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”, for the purpose of this opinion only, the PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as at the date hereof.

We act as the PRC counsel to Dogness (International) Corporation (the “Company”), a company incorporated under the laws of the British Virgin Islands, in connection with (i) the proposed initial public offering (the “IPO”) of the Class A Common Shares of the Company (the “Shares”), by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (ii) the Company’s proposed listing of the Shares on the NASDAQ. We have been requested to give this opinion on the PRC Group Entities (as defined below).

As used herein, the following terms shall have the meanings defined as follows.

(a) “PRC Group Entities” means Dogness Intelligent Technology (Dongguan) Co., Ltd. and Dogness Jiasheng Enterprise Co., Ltd.

(b) “PRC Laws” mean all applicable national, provincial and local laws, regulations, rules, orders, decrees, and Supreme Court’s judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

To render this opinion letter, we have strictly performed statutory duty and thoroughly and carefully examined the documentation (including originals, copies, and duplicates of the documentation) and oral statements furnished by the Company, the PRC Group Entities, and related governmental authorities from local and provincial levels. We assume that these documents and statements are complete, true, effective, and accurate; the copies of the documentation furnished by them are identical with the originals, and duplicates identical with originals; the signatures and seals affixed on all the documentation furnished are true and effective; the documentation, furnished to us and relating to this IPO, are complete, and the facts and conditions, relating to this IPO and disclosed to us, are compete, without any concealed, omitted, false, or misleading information whatsoever.

Basing on our close review of the abovementioned documents and assumption, we are of the opinion, as far as PRC Laws are concerned, that:

I. Ownership Structure.

The ownership structure of the Company and its PRC Group Entities and their business operations, are not in violation of any PRC Laws.

云南唯真律师事务所 Yunnan Weizhen Law Offices

II. Business Operation.

The PRC Group Entities’ establishment and existence are properly authorized and now holds all certificates and permits that are necessary to run its business operation as foreign invested companies in China. These certificates and permits are in valid time period.

III. Registration Statements.

The statements made in the Registration Statement related to PRC enterprise taxes to the extent they constitute summaries of PRC tax laws and regulations or interpretations or legal conclusions with respect thereto, constitute accurate summaries of the laws, regulations, and interpretations described therein in all material aspects and such statements constitute our opinion. However, because it is not clear whether the Company is a “resident enterprise” or “non-resident enterprise” for PRC enterprise income tax purposes, we are unable to opine on this or on material tax consequences related thereto.

This opinion relates only to the PRC Laws that are currently in force and we express no opinion as to any laws other than the PRC Laws. However, there is no guarantee that any of such PRC Laws will not be changed, amended or revoked in the immediate future or in the longer term with or without retroactive effect.

This opinion is intended to be used in the context which is specifically referred to herein. We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to the Registration Statement and to the reference to our name in such Registration Statement.

Sincerely yours,

/s/ Yunnan Weizhen Law Offices
Yunnan Weizhen Law Offices